FEBRUARY 7, 2017 Fourth Quarter 2016 Earnings Call

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Financial Summary(1) • Total return on book value of 0.1%(3) – Book value of $9.78 per share and cash dividend of $0.24 per share • Comprehensive Income of $2.2 million, or $0.01 per share • GAAP net income of $341.4 million, or $0.98 per share • Core Earnings(4) of $83.4 million, or $0.24 per share 3 (1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended December 31, 2016. (2) Two Harbors’ total stockholder return is calculated for the period December 31, 2015 to December 31, 2016. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. (3) See Appendix slide 15 for calculation of Q4-2016 and 2016 return on book value. (4) Core Earnings is a non-GAAP measure. Please see Appendix slide 18 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. FULL YEAR 2016 TOTAL STOCKHOLDER RETURN OF 20% IN 2016(2) FOURTH QUARTER 2016 • Total return on book value of 5.9%(3) • Comprehensive Income of $193.4 million, or $0.56 per share • GAAP net income of $353.3 million, or $1.01 per share • Core Earnings(4) of $313.9 million, or $0.90 per share • Repurchased 8.0 million shares at an average price of $7.64 per share, representing 2.3% of shares outstanding at December 31, 2016

Strategic Overview 4 • Continue to thoughtfully manage Agency portfolio and build out MSR position • Capitalize on tailwinds supporting non-Agency • Increase capital allocated to commercial strategy • Generate additional returns through capital deployment and expense management • Streamlined and simplified business model – Completed wind down of conduit business • Redeployed capital to assets with higher anticipated returns – Mortgage servicing rights – Commercial real estate assets • Maintained disciplined approach to risk management – Book value and income stability • Diversified financing profile ACCOMPLISHMENTS IN 2016 KEY AREAS OF FOCUS IN 2017 POSITIONED TO INCREASE EARNINGS POWER IN 2017

(Dollars in millions, except per share data) Q4-2016 Book Value Q4-2016 Book Value per share FY-2016 Book Value FY-2016 Book Value per share Beginning stockholders’ equity $3,478.2 $10.01 $3,576.6 $10.11 GAAP Net Income: Core Earnings, net of tax 83.4 313.9 Realized gains and losses, net of tax (61.5) (201.3) Unrealized mark-to-market gains and losses, net of tax 319.5 240.7 Other comprehensive loss (339.2) (159.9) Dividend declaration (83.4) (323.3) Other 4.0 15.2 Balance before capital transactions 3,401.0 3,461.9 Repurchase of common stock — (61.3) Issuance of common stock, net of offering costs 0.1 0.5 Ending stockholders’ equity $3,401.1 $9.78 $3,401.1 $9.78 Book Value 5 Comprehensive Income (GAAP) Q4-2016 Comprehensive Income of $2.2 million; $193.4 million FY-2016 Declared Q4-2016 dividend of $0.24 per share; $0.93 per share FY-2016

 (Dollars in millions) Q3-2016 Q4-2016 Variance ($) Variance (%) Interest income $168.9 $179.1 $10.2 6.1 % Interest expense 60.4 66.2 (5.8) (9.7%) Net interest income 108.5 112.9 4.4 4.0 % Loss on swaps and swaptions (4.3) (2.9) 1.4 31.7% Gain on other derivatives 3.7 4.1 0.4 13.6% Servicing income, net of amortization on MSR 5.4 (0.4) (5.8) (108.6%) Other 1.5 1.7 0.2 12.9 % Total other income 6.3 2.5 (3.8) n/a Expenses 34.2 35.5 1.3 (3.7%) Income taxes (1.9) (3.5) 1.6 n/a Core Earnings(1) $82.5 $83.4 $0.9 1.0 % Basic and diluted weighted average Core EPS $0.24 $0.24 $— Core Earnings Summary(1) 6 Q4-2016 FINANCIAL SUMMARY (1) Core Earnings is a non-GAAP measure. Please see Appendix slide 18 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. • Net interest income increased quarter- over-quarter – Higher average leverage – Favorable yields on recently acquired Agency RMBS – Slower prepayment expectations on Agency interest-only (IO) positions – Increased net interest income on CRE assets • Other operating expenses increased quarter-over-quarter – Expenses incurred in support of portfolio growth

Tax Characterization of Dividend FULL YEAR 2016 DIVIDEND SUMMARY • Generated REIT taxable income of $316.0 million in 2016 • 2016 dividend declarations totaled $320.5 million, or $0.93 per common share – $28.8 million relates to carryover from 2015 REIT taxable income – $291.7 million relates to 2016 REIT taxable income, resulting in distribution of 92.3% of REIT taxable income – Carrying approximately $24.3 million of ordinary income into 2017, representing approximately $0.07 per share • Distributions characterized as fully taxable on Form 1099-DIV(1) (1) The U.S. federal income tax treatment of holding Two Harbors common stock to any particular stockholder will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you, in light of your particular investment or tax circumstances, of acquiring, holding and disposing of Two Harbors common stock. Two Harbors does not provide tax, accounting or legal advice. Any tax statements contained herein were not intended or written to be used, and cannot be used for the purpose of avoiding U.S., federal, state or local tax penalties. Please consult your advisor as to any tax, accounting or legal statements made herein. (2) Excludes net capital loss of $61.2 million generated in 2016 tax year.  Capital loss may be utilized in the next five future tax years before expiring. 7 $350.0 $300.0 $250.0 $200.0 $150.0 $100.0 $50.0 $0.0 $ (M ill io ns ) 2016 REIT Taxable Income 2016 Dividend Declarations $291.7 $28.8 $320.5$316.0(2)

Diversified Financing Profile 8 REPURCHASE AGREEMENTS • Outstanding borrowings of $9.3 billion with 23 active counterparties; 31 total counterparties • Repo markets functioning efficiently for RMBS FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $4.0 billion • Weighted average borrowing rate of 0.85% FINANCING FOR MSR • Outstanding borrowings of $70.0 million under two revolving credit facilities • Initial terms favorable – Advance rate of 60.0%-65.0% – Spread over LIBOR of 365-375 basis points FINANCING FOR COMMERCIAL REAL ESTATE ASSETS • Outstanding borrowings under repurchase agreements of $392.1 million with three financing facilities – Added $195 million facility for bridge financing during the quarter CONVERTIBLE DEBT ISSUANCE POST-QUARTER END • $287.5 million principal amount of 5-year unsecured senior convertible notes • Proceeds will be used to acquire target assets and for general corporate purposes

HISTORICAL CAPITAL ALLOCATIONPORTFOLIO COMPOSITION(1) Portfolio Composition 9 $15.6 BILLION PORTFOLIO AS OF DECEMBER 31, 2016 (1) For additional detail on the portfolio, see Appendix slides 19-26. (2) Commercial consists of senior and mezzanine commercial real estate debt and related instruments. (3) MSR includes Ginnie Mae buyout residential mortgage loans. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (5) Assets in “Credit” include non-Agency MBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and credit sensitive residential mortgage loans. Rates(3) $10,766 Commercial(2) $1.4b December 31, 2014 December 31, 2015 December 31, 2016 Rates(4) 56% 49% 58% Credit(5) 44% 43% 27% Commercial(2) n/a 8% 15% DIVERSIFIED CAPITAL ALLOCATION Agency $11.4b MSR(3) $0.7b Non-Agency $1.9b Conduit $0.2b Rates(4) $12.1b Credit(5) $2.1b Commercial(2) $1.4b

Portfolio Performance 10 Q4-2016 PERFORMANCE SUMMARY (1) “Legacy” non-Agency RMBS includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency MBS includes bonds issued after 2009. (2) Cost of funds includes interest spread expense associated with the portfolio’s interest rate swaps. RATES • Agency spreads widened • Dramatic increase in interest rates drove slower prepayment speeds late in the quarter CREDIT • Mortgage credit spreads tightened • Strong underlying fundamentals COMMERCIAL • Continued strong portfolio performance PORTFOLIO METRICS Three Months Ended September 30, 2016 December 31, 2016 Annualized portfolio yield during the quarter 3.50% 3.54% Rates Agency RMBS, Agency Derivatives and MSR 2.6% 2.6% Credit Non-Agency RMBS, Legacy(1) 9.1% 9.1% Non-Agency MBS, New issue(1) 6.1% 6.4% Net economic interest in securitization trusts 9.3% 12.0% Residential mortgage loans held-for-sale 4.1% 4.0% Commercial 6.2% 6.1% Annualized cost of funds on average repurchase and advance balance during the quarter(2) 1.08% 1.17% Annualized interest rate spread for aggregate portfolio during the quarter 2.42% 2.37% DRIVING CONSISTENT AND STABLE RETURNS

Rates Update 11 PORTFOLIO SUMMARY MSR INSTRUMENTAL TO BOOK VALUE STABILITY CONSERVATIVE RISK PROFILE • Low interest rate exposure • Utilize a combination of hedging tools • MSR is a key component of hedging strategy; substantial increase in MSR valuation in fourth quarter • Agency RMBS holdings of $11.4 billion – Repositioned portfolio to better align with current rate environment • MSR portfolio of $0.7 billion in fair market value – Added $10.6 billion UPB of new issue, high quality MSR in the fourth quarter – Expect near-term flow MSR volume of approximately $2.0-3.0 billion UPB per month

Credit Update 12 • Legacy non-Agency RMBS holdings of $1.9 billion • Average market price of $74.53 allows for upside opportunity(1) • Non-Agency prepayment speeds continued to be strong in 2016 • Continue to release credit reserves • Completed wind down of mortgage loan conduit and redeployed capital • Sold substantially all of remaining prime jumbo loans • Retained interest in securitization trusts of $234 million at December 31, 2016; represents approximately 2% of capital (1) Weighted average market price utilized current face for weighting purposes. Please see slide 23 in the Appendix for more information on our non-Agency RMBS portfolio. PORTFOLIO SUMMARY STRONG TAILWINDS FOR RESIDENTIAL CREDIT DRIVES LONG-TERM OPPORTUNITY MORTGAGE LOAN CONDUIT WIND DOWN

Commercial Real Estate Update 13 PORTFOLIO BY PROPERTY TYPE PORTFOLIO BY GEOGRAPHY (1) Stabilized LTV considers the prospective market value “as stabilized” which reflects the property’s market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties. Office 50.9% Retail 16.8% Mutlifamily 18.5% Industrial 7.4% Hotel 6.4% Northeast 41.0% Southwest 19.0% West 17.7% Southeast 16.9% Midwest 5.4% SIGNIFICANT OPPORTUNITY FOR LENDING • Aggregate portfolio carrying value of $1.4 billion at December 31, 2016 – Thirty senior and six mezzanine assets • Weighted average stabilized loan-to-value (LTV) of 62.4%(1); weighted average spread of LIBOR plus 474 basis points • Strong pipeline of loans PORTFOLIO SUMMARY

Appendix

Return on Book Value 15 (1) Return on book value for three-month period ended December 31, 2016 is defined as the decrease in book value from September 30, 2016 to December 31, 2016 of $0.23 per share, plus dividends declared of $0.24 per share, divided by September 30, 2016 book value of $10.01 per share. (2) Return on book value for twelve-month period ended December 31, 2016 is defined as the decrease in book value from December 31, 2015 to December 31, 2016 of $0.33 per share, plus dividends declared of $0.93 per share, divided by December 31, 2015 book value of $10.11 per share. Return on book value Q4-2016 (Per share amounts, except for percentage) Book value at September 30, 2016 $10.01 Book value at December 31, 2016 9.78 Decrease in book value (0.23) Dividends declared in Q4-2016 0.24 Return on book value Q4-2016 $0.01 Percent return on book value Q4-2016(1) 0.1% Return on book value FY-2016 (Per share amounts, except for percentage) Book value at December 31, 2015 $10.11 Book value at December 31, 2016 9.78 Decrease in book value (0.33) Dividends declared FY-2016 0.93 Return on book value FY-2016 $0.60 Percent return on book value YTD-2016(2) 5.9%

Book Value ($) Dividend Declared ($) $12.00 $10.00 $8.00 $6.00 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 $10.11 $9.70 $9.83 $10.01 $9.78 $0.26 $0.23 $0.23 $0.23 $0.24 Comp. Income ($M) Comp. Income ROAE (%) $150 $100 $50 $0 -$50 -$100 20% 10% 0% -10% -20% Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 $(3.2) $(67.6) $122.3 $136.5 $2.2 (0.3)% (7.8)% 14.3% 15.7% 0.3% DIVIDENDS(1) Financial Performance 16 COMPREHENSIVE (LOSS) INCOME BOOK VALUE AND DIVIDEND PER SHARE(1) GAAP NET INCOME (LOSS) (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. Dividend per Share ($) Divided Yield (5) $0.30 $0.20 $0.10 $0.00 15.0% 10.0% 5.0% Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 $0.26 $0.23 $0.23 $0.23 $0.24 12.8% 11.6% 10.7% 10.8% 11.0% GAAP Net Inc. ($M) GAAP EPS ($) $400 $300 $200 $100 $0 -$100 $1.00 $0.50 $0.00 -$0.50 -$1.00 -$1.50 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 $210.7 $(88.9) $(17.0) $117.8 $341.4 $0.59 $(0.25) $(0.05) $0.34 $0.98

Operating Performance

(In millions, except for per share data)	Q3-2016 Core Earnings[1]	Q3-2016 Realized Gains (Losses)	Q3-2016 Unrealized MTM	Q3-2016 Total	Q4-2016 Core Earnings[1]	Q4-2016 Realized Gains (Losses)	Q4-2016 Unrealized MTM	Q4-2016 Total
Interest income	$168.9	$—	$—	$168.9	$179.1	$—	$—	$179.1
Interest expense	60.4	—	—	60.4	66.2	—	—	66.2
Net interest income	108.5	—	—	108.5	112.9	—	—	112.9
Net other-than-temporary impairment losses	—	—	(1.0)	(1.0)	—	—	—	—
Gain (loss) on investment securities	—	31.8	(3.5)	28.3	—	(189.6)	16.1	(173.5)
(Loss) gain on interest rate swaps and swaptions	(4.3)	(95.1)	105.0	5.6	(2.9)	37.6	143.3	178.0
Gain (loss) on other derivative instruments	3.7	(62.5)	46.8	(12.0)	4.1	99.8	39.5	143.4
Gain (loss) on residential mortgage loans held-for-sale	—	4.1	(5.0)	(0.9)	—	0.4	(2.0)	(1.6)
Servicing income	38.7	—	—	38.7	35.0	—	—	35.0
(Loss) gain on servicing asset	(33.3)	(58.2)	58.0	(33.5)	(35.4)	(2.7)	166.0	127.9
Other income (loss)	1.5	(4.1)	8.4	5.8	1.7	(5.6)	(1.1)	(5.0)
Total other income (loss)	6.3	(184.0)	209.7	32.0	2.5	(60.1)	361.8	304.2
Management fees & other operating expenses	34.2	4.3	—	38.5	35.5	1.8	—	37.3
Net income (loss) before income taxes	80.6	(188.3)	208.7	101.0	79.9	(61.9)	361.8	379.8
Income tax (benefit) expense	(1.9)	(62.4)	47.5	(16.8)	(3.5)	(0.4)	42.3	38.4
Net income (loss)	**$82.5**	**($125.9)**	**$161.2**	**$117.8**	**$83.4**	**($61.5)**	**$319.5**	**$341.4**
Weighted average EPS	$0.24	($0.36)	$0.46	$0.34	$0.24	($0.18)	$0.92	$0.98

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 18 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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GAAP to Core Earnings Reconciliation(1) Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended (In thousands, except for per share data) September 30, 2016 December 31, 2016 Reconciliation of Comprehensive income to Core Earnings: Comprehensive income $136,532 $2,187 Adjustment for other comprehensive (income) loss: Unrealized (gain) loss on available-for-sale securities (18,746) 339,216 Net income $117,786 $341,403 Adjustments for non-core earnings: (Gain) loss on sale of securities and residential mortgage loans, net of tax (35,628) 158,026 Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax 6,720 (14,794) Other-than-temporary impairment loss 1,015 — Unrealized gains on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax (90,285) (138,488) Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax 75,747 (40,793) Loss (gain) on other derivative instruments, net of tax 11,147 (87,772) Realized and unrealized (gain) loss on financing securitizations, net of tax (4,268) 6,661 Realized and unrealized gains on mortgage servicing rights, net of tax (2,938) (142,677) Securitization deal costs, net of tax 1,352 (58) Change in servicing reserves, net of tax 692 83 Restructuring charges 1,189 1,801 Core Earnings $82,529 $83,392 Weighted average shares outstanding 347,627,226 347,643,257 Core Earnings per weighted average share outstanding $0.24 $0.24 18 (1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, servicing reserve expenses on MSR, certain upfront costs related to securitization transactions and restructuring charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

Rates: Agency RMBS Metrics 19 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q3-2016 At September 30, 2016 Realized Q4-2016 At December 31, 2016 Agency yield 2.8% 2.8% 3.0% 3.1% Repo and FHLB costs 0.8% 0.8% 0.8% 0.9% Swap costs 0.2% 0.1% 0.1% 0.2% Net interest spread 1.8% 1.9% 2.1% 2.0% Portfolio Metrics Q3-2016 Q4-2016 Weighted average 3-month CPR(1) 9.7% 7.1% Weighted average cost basis(2) $105.6 $105.9 AGENCY PORTFOLIO COMPOSITION 15.0% 10.0% 5.0% 0.0% Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 10.3% 9.2% 8.6% 9.7% 7.1% 30-Year Fixed 4-4.5% 30.5% 30-Year Fixed 3-3.5% 59.6% 30-Year Fixed 5% & above 4.5% IO & Inverse IO 3.1% Hybrid ARMS and Other 2.3%

Rates: Agency RMBS 20 As of December 31, 2016 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $6,653 $6,762 70.5% $6,909 3.3% 5 4.0-4.5% 3,238 3,463 100.0% 3,480 4.2% 42 ≥ 5.0% 455 512 100.0% 491 5.5% 96 10,346 10,737 81.4% 10,880 3.7% 21 Hybrid ARMs 28 30 —% 30 4.9% 154 Other 235 230 0.8% 228 4.6% 141 IOs and IIOs 3,703 356 (2) —% 356 3.3% 79 Total $14,312 $11,353 77.0% $11,494 3.7% 26 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $229.3 million of IOs and $126.6 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 21 As of September 30, 2016 As of December 31, 2016 Fair value ($M) $455.6 $693.8 Unpaid principal balance ($M) $55,080.9 $62,828.0 Weighted average coupon 3.9% 3.8% Original FICO score(2) 757 756 Original LTV 72% 73% 60+ day delinquencies 0.3% 0.3% Net servicing spread 25.4 basis points 25.3 basis points Vintage: Pre-2009 0.7% 0.5% 2009-2012 28.4% 23.4% Post 2012 70.9% 76.1% Percent of MSR portfolio: Conventional 99.7% 99.9% Government FHA 0.3% 0.1% Government VA/USDA —% —% (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency MBS Metrics 22 NON-AGENCY PORTFOLIO COMPOSITIONNON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes MBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company’s non-Agency interest-only portfolio would have been $55.46 at December 31, 2016. Portfolio Yield Realized Q3-2016 At September 30, 2016 Realized Q4-2016 At December 31, 2016 Non-Agency yield 8.7% 8.5% 8.7% 9.3% Repo and FHLB costs 2.5% 2.5% 2.7% 2.6% Swap costs 0.2% 0.1% 0.2% 0.2% Net interest spread 6.0% 5.9% 5.8% 6.5% NON-AGENCY MBS CPR Non-Agency: Loan Type September 30, 2016 December 31, 2016 Sub-prime 67% 71% Option-ARM 8% 7% Prime 5% 3% Alt-A 6% 8% Other 14% 11% Portfolio Metrics Q3-2016 Q4-2016 Weighted average 3-month CPR 7.3% 6.2% Weighted average cost basis(1) $59.1 $57.9 10.0% 5.0% 0.0% Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 6.2% 5.3% 6.1% 7.3% 6.2%

Credit: Non-Agency MBS

As of December 31, 2016	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,210.5	$687.6	$1,898.1
% of non-Agency portfolio	63.8%	36.2%	100.0%
Average purchase price[(1)]	$53.64	$65.63	$57.86
Average coupon	2.9%	2.2%	2.6%
Weighted average market price[(2)]	$74.60	$74.42	$74.53
Collateral attributes:			
Average loan age (months)	124	133	126
Average loan size ($K)	$361	$315	$347
Average original Loan-to-Value	70.7%	69.8%	70.4%
Average original FICO[(3)]	633	584	619
Current performance:			
60+ day delinquencies	24.7%	21.5%	23.8%
Average credit enhancement[(4)]	9.6%	20.6%	12.8%
3-Month CPR[(5)]	5.9%	7.0%	6.2%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency MBS, excluding our non-Agency interest-only portfolio, would have been $50.40, $64.34 and $55.46, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency MBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Commercial Real Estate Assets

$ in millions	Type	Origination Date	Principal Balance	Book Value	Cash Coupon[1]	Yield[2]	Original Term (Years)	State	Property Type	Initial LTV[3]	Stabilized LTV[4]
Asset 1	Senior	12/15	$120.0	$119.7	L + 4.20%	5.91%	4	LA	Mixed-Use	65.5%	60.0%
Asset 2	Senior	09/15	105.0	105.0	L + 3.42%	4.76%	3	CA	Retail	70.9%	66.9%
Asset 3	Senior	07/16	93.1	91.7	L + 4.45%	5.89%	4	Multi-state	Office	63.0%	61.5%
Asset 4	Senior	04/16	82.0	81.3	L + 4.75%	6.09%	3	NY	Industrial	55.4%	55.4%
Asset 5	Senior	11/15	77.1	76.9	L + 4.20%	5.80%	3	NY	Mixed-Use	66.4%	68.7%
Asset 6	Senior	10/16	73.0	72.0	L + 4.37%	5.85%	4	NC	Office	72.4%	62.9%
Asset 7	Senior	12/16	62.3	60.4	L + 4.11%	6.76%	4	FL	Office	73.3%	63.2%
Asset 8	Senior	06/16	50.3	49.8	L + 4.49%	5.95%	4	HI	Retail	76.2%	56.5%
Asset 9	Mezzanine	11/15	48.2	48.3	L + 7.25%	7.90%	3	Multi-state	Office	77.6%	77.5%
Asset 10	Mezzanine	03/15	45.9	45.9	L + 6.75%	8.14%	2	Multi-state	Hotel	70.3%	63.5%
Asset 11	Senior	12/15	43.5	43.5	L + 4.05%	5.61%	3	TX	Multifamily	81.2%	76.8%
Asset 12	Senior	04/16	43.5	42.9	L + 4.40%	6.11%	3	NY	Office	66.9%	62.1%
Asset 13	Senior	12/15	43.2	43.2	L + 4.65%	6.43%	4	PA	Office	74.5%	67.5%
Asset 14	Senior	02/16	41.8	41.5	L + 4.30%	5.63%	3	TX	Office	72.9%	70.4%
Asset 15	Senior	08/16	39.6	38.9	L + 4.95%	6.45%	4	NJ	Office	61.0%	63.0%
Assets 16-36	Various	Various	455.9	451.5	L + 5.18%	6.83%	4	Various	Various	73.6%	58.6%
Total/Weighted Average			**$ 1,424.4**	**$ 1,412.5**	**L + 4.74%**	**6.32%**	**4**			**70.3%**	**62.4%**

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.

24

Financing

Oustanding Borrowings and Maturities[1] ($ in millions)	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 3,253.1	$ 33.7	$ —	$ 3,286.8	24.6%
30 to 59 days	2,218.5	157.5	—	2,376.0	17.7%
60 to 89 days	1,128.4	237.0	—	1,365.4	10.2%
90 to 119 days	1,444.1	60.0	—	1,504.1	11.2%
120 to 364 days	1,086.7	163.0	70.0	1,319.7	9.9%
One to three years	185.6	815.0	—	1,000.6	7.5%
Ten years and over[2]	—	2,533.8	—	2,533.8	18.9%
	$ 9,316.4	$ 4,000.0	$ 70.0	$ 13,386.4	100.0%

Collateral Pledged for Borrowings[3]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities[4]	Total Collateral Pledged	Percent (%)
Available-for-sale securities, at fair value	$ 9,540.8	$ 3,576.5	$ —	$ 13,117.3	87.5%
Derivative asset, at fair value	126.3	—	—	126.3	0.8%
Commercial real estate assets	648.9	709.0	—	1,357.9	9.1%
Mortgage servicing rights, at fair value	—	—	180.9	180.9	1.2%
Net economic interests in consolidated securitization trusts	211.1	2.0	—	213.1	1.4%
	$ 10,527.1	$ 4,287.5	$ 180.9	$ 14,995.5	100.0%

(1) Weighted average of 3.8 years to maturity.
(2) Includes FHLB advances of $2.5 billion with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $167.9 million.
(4) MSR over-collateralized due to operational considerations.

25

Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Average Maturity Years(2) Payers Hedging Repo and FHLB Advances 2017 $2.4 0.765% 0.934% 0.6 2018 1.3 1.002% 0.860% 1.6 2019 0.4 1.283% 0.895% 2.4 2020 1.1 1.463% 0.930% 3.8 2021 and after 4.9 1.897% 0.946% 6.6 $10.1 1.405% 0.927% 3.9 Other Payers 2018 $4.0 1.307% 0.973% 1.6 2020 0.3 1.545% 0.881% 3.6 2021 and after 0.9 2.378% 0.997% 4.2 $5.2 1.504% 0.972% 2.2 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Other Receivers 2018 $0.6 0.911% 1.440% 1.9 2019 0.5 0.882% 1.042% 2.1 2020 0.5 0.881% 1.580% 3.6 2021 and after 3.5 0.963% 2.137% 5.5 $5.1 0.941% 1.894% 4.6 Interest Rate Swaps 26(1) Notional amount includes $777.1 million in forward starting interest rate swaps as of December 31, 2016. (2) Weighted averages exclude forward starting interest rate swaps. As of December 31, 2016, the weighted average fixed pay rate on interest rate swaps starting in 2017 was 2.0%.

Interest Rate Swaptions 27 Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $29.4 $21.2 0.7 $2,500 2.56% 3M LIBOR 4.8 Payer >6 Months 13.6 0.8 6.7 300 3.50% 3M LIBOR 10.0 Total Payer $43.0 $22.0 0.7 $2,800 2.66% 3M LIBOR 5.4 Receiver <6 Months $— $20.9 2.0 $2,000 3M LIBOR 1.40% 4.8 Total Receiver $— $20.9 2.0 $2,000 3M LIBOR 1.40% 4.8 Sale Contracts: Payer <6 Months ($51.3) ($1.4) 5.7 ($2,230) 1.51% 3M LIBOR 4.6 Payer >6 Months (29.9) (1.0) 6.8 (300) 3.50% 3M LIBOR 10.0 Total Payer ($81.2) ($2.4) 6.0 ($2,530) 1.74% 3M LIBOR 5.2 Receiver <6 Months $— ($2.3) 2.3 ($2,045) 3M LIBOR 1.38% 6.6 Total Receiver $— ($2.3) 2.3 ($2,045) 3M LIBOR 1.38% 6.6